_____________________________________________________________________________
Press Release
For immediate release

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Invesco Ltd. Provides Details of Expanded Non-GAAP
Financial Measures For Future Results Presentations

Investor Relations Contact:     Jordan Krugman         404-439-4605
Media Relations Contact:         Bill Hensel                   404-479-2886

Atlanta, March 12, 2010 --- Beginning with the first quarter 2010 results announcements, Invesco Ltd. (NYSE: IVZ) will present new non-GAAP measures, including adjusted cash earnings per share (EPS), adjusted cash operating income and adjusted cash operating margin. This release presents reconciliations of the most comparable U.S. GAAP measure to these non-GAAP measures for the 2009 and 2008 quarterly periods. This release does not restate or amend any previously published financial results.

“Over the past few years, we have taken steps to provide greater insight into our business, for example, by disclosing our assets under management on a monthly basis,” said Loren Starr, Invesco’s Chief Financial Officer. “With the adoption of FAS 167 on January 1, 2010, and the pending acquisition of Morgan Stanley’s retail asset management business, we believe introducing the additional disclosure of earnings on a cash EPS basis into our reporting will provide further transparency into our business for investors and allow for more appropriate comparisons with our industry peers.”

Invesco Ltd.
Schedule of Non-GAAP Information
(Unaudited, in millions)

1.  Reconciliation of operating revenues to net revenues
	Q409	Q309	Q209	Q109
Operating revenues, GAAP basis	$747.8	$705.8	$625.1	$548.6
Third-party distribution, service and advisory expenses	(195.4)	(183.5)	(166.3)	(148.2)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	11.5	12.5	11.1	9.6
Management fees earned from consolidated investment products eliminated on consolidation	2.1	1.9	1.0	3.0
Other revenues recorded by consolidated investment products	(0.2)	0.4	(0.8)	(1.4)
Net revenues	$565.8	$537.1	$470.1	$411.6

	Q408	Q308	Q208	Q108
Operating revenues, GAAP basis	$634.4	$827.2	$935.6	$910.4
Third-party distribution, service and advisory expenses	(162.6)	(220.9)	(244.9)	(247.1)
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	10.1	11.7	14.6	20.9
Management fees earned from consolidated investment products eliminated on consolidation	4.3	—	0.6	1.3
Other revenues recorded by consolidated investment products	0.1	—	(4.4)	(1.1)
Net revenues	$486.3	$618.0	$701.5	$684.4

Invesco Ltd.
Schedule of Non-GAAP Information
(Unaudited, in millions)

2. Reconciliation of operating income to adjusted cash operating income and calculation of adjusted cash operating margin

	Q409	Q309	Q209	Q109
Operating income, GAAP basis	$160.5	151.6	$110.4	$61.8
Proportional share of operating income from joint venture investments	6.7	8.2	7.7	5.8
Transaction and integration charges	9.8	1.0	—	—
Amortization of acquisition related prepaid compensation	5.0	5.0	5.0	5.0
Amortization of other intangibles	3.2	3.2	3.1	3.1
Consolidation of investment products	2.7	3.2	0.3	3.3
Adjusted cash operating income	$187.9	$172.2	$126.5	$79.0

Operating margin*	21.5%	21.5%	17.7%	11.3%
Adjusted cash operating margin**	33.2%	32.1%	26.9%	19.2%

	Q408	Q308	Q208	Q108
Operating income, GAAP basis	$84.5	$195.2	$240.0	$228.1
Proportional share of operating income from joint venture investments	7.0	7.0	8.5	17.2
Transaction and integration charges	—	—	—	—
Amortization of acquisition related prepaid compensation	5.0	5.0	5.0	5.0
Amortization of other intangibles	3.4	3.4	3.4	3.1
Consolidation of investment products	5.0	—	(0.2)	0.5
Adjusted cash operating income	$104.9	$210.6	$256.7	$253.9

Operating margin*	13.3%	23.6%	25.7%	25.1%
Adjusted cash operating margin**	21.6%	34.1%	36.6%	37.1%

*	Operating margin is equal to operating income divided by operating revenues.
**	Adjusted cash operating margin is equal to adjusted cash operating income divided by net revenues.

Invesco Ltd.
Schedule of Non-GAAP Information
(Unaudited, in millions, other than per share amounts)

3.  Reconciliation of net income attributable to common shareholders to adjusted cash net income

	Q409	Q309	Q209	Q109
Net income attributable to common shareholders, GAAP basis	$110.9	$105.2	$75.7	$30.7
Transaction and integration charges, net of tax(1)	8.1	0.8	—	—
Amortization of acquisition related prepaid compensation	5.0	5.0	5.0	5.0
Amortization of other intangibles, net of tax(2)	3.1	3.1	3.0	3.1
Deferred income taxes on intangible assets	3.6	3.6	3.6	3.6
Adjusted cash net income	$130.7	$117.7	$87.3	$42.4

Average shares outstanding – diluted	440.1	437.7	416.8	399.9

Diluted EPS	$0.25	$0.24	$0.18	$0.08
Adjusted cash EPS	$0.30	$0.27	$0.21	$0.11

	Q408	Q308	Q208	Q108
Net income attributable to common shareholders, GAAP basis	$31.9	$131.8	$162.8	$155.2
Transaction and integration charges, net of tax	—	—	—	—
Amortization of acquisition related prepaid compensation	5.0	5.0	5.0	5.0
Amortization of other intangibles, net of tax(2)	3.3	3.3	3.3	3.1
Deferred income taxes on intangible assets	3.1	3.1	3.1	3.1
Adjusted cash net income	$43.3	$143.2	$174.2	$166.4

Average shares outstanding – diluted	394.8	399.3	400.7	400.8

Diluted EPS	$0.08	$0.33	$0.41	$0.39
Adjusted cash EPS	$0.11	$0.36	$0.43	$0.42

(1)
For the quarters ended December 31 and September 30, 2009, adjustments related to transaction and integration charges are net of taxation of $1.7 million and $0.2 million respectively, calculated at the applicable tax rate for the tax deductible portion of the charges.

(2)
The adjustments related to amortization of other intangibles are net of taxation of $0.3 million in total for both 2009 and 2008 to account for a small portion of the expense that does not generate a cash tax benefit.

Invesco Ltd.
Background to Non-GAAP Information

Set out below is the rationale behind the adjustments we intend to make, including the presentation of third-party distribution, service and advisory expenses, and the proportional share of revenues and operating income of our joint venture investments, both of which have been the basis of the company’s non-GAAP measures in recent years.

The net revenue measure has been redefined from that previously used to include an adjustment for the impact of consolidating certain investment products. As further detailed below, the consolidation impact is expected to be more significant in 2010.  Adjusted cash operating income and adjusted cash operating margin replace the previously used net operating income and net operating margin. Invesco will continue to report net revenue yield on AUM, both including and excluding performance fees. The most comparable U.S.GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income and operating margin.  New non-GAAP measures of adjusted cash net income and adjusted cash EPS are introduced.  The most comparable U.S.GAAP measures are net income attributable to common shareholders and diluted EPS.

Additional adjustments may be made in the future to these non-GAAP measures if deemed appropriate.

Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1) paid to brokers and independent financial advisors. While the terms used for these types of expenses vary by geography, they are all expense items that are closely linked to the value of AUM and the revenue earned by Invesco from AUM.

Renewal commissions are paid to independent financial advisors for as long as the clients’ assets remain invested and are payments for the servicing of client accounts. These commissions, similar to our management fee revenues, are based upon a percentage of the AUM value and apply to much of our non-US retail business. They can also take the form of management fee rebates, particularly outside of the U.S.

The revenues of our U.S. business include distribution fees earned from mutual funds, principally 12b-1 fees. Distribution costs are expenses paid to third-party brokers of our U.S. business. These include the amortization over the redemption period of upfront commissions paid to brokers for sales of fund shares with a contingent deferred sales charge (a charge levied on investors for redemptions within a certain contracted period of time). Both the revenues and the costs are dependent on the underlying AUM of the brokers’ clients.

Also included in third-party distribution, service and advisory expenses are sub-transfer agency fees that are paid to third parties for processing client share purchases and redemptions, call center support and client reporting. These costs are largely reimbursed by the related funds.

Since the company has been deemed to be the principal in these third-party arrangements, the company presents these revenues and expenses separately under U.S. GAAP.

We believe that the deduction of third-party distribution, service and advisory expenses from operating revenues in the computation of net revenues (and by calculation, net revenue yield on AUM) and the related computation of adjusted cash operating margin, is useful information for investors and other users of the company’s financial statements because such presentation appropriately reflects the nature of these expenses as revenue-sharing activities, as these costs are passed through to external parties who perform functions on behalf of the company’s managed funds. Further, these expenses vary extensively by geography due to the differences in distribution channels. The net presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.

Joint venture investments

The company has two joint venture investments in China. The Invesco Great Wall joint venture is one of the largest Sino-foreign managers of equity products in China, with AUM of approximately $8 billion as of December 31, 2009. The company has a 49.0% interest in Invesco Great Wall. The company also has a 50% joint venture with Huaneng Capital Services to assess private equity investment opportunities in power generation in China through Huaneng Invesco WLR Investment Consulting Company Ltd.

Management believes that the addition of our proportional share of revenues, net of distribution expenses, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of adjusted cash operating income and adjusted cash operating margin provide useful information to investors and other users of the company’s financial statements, as management considers it appropriate to evaluate the contribution of its joint ventures to the operations of the business. It is also consistent with the presentation of AUM and net flows (where our proportional share of the ending balances and related activity are reflected) and therefore provides a more meaningful calculation of net revenue yield on AUM.

Acquisition-related adjustments

Acquisition-related adjustments will include transaction and integration charges and intangible asset amortization related to acquired assets, amortization of prepaid compensation related to the 2006 acquisition of W.L. Ross & Co., and tax cash flow benefits resulting from tax amortization of goodwill and indefinite-lived intangible assets.

Transaction and integration charges were $10.8 million in 2009 and relate to the pending acquisition of Morgan Stanley’s retail asset management business, including Van Kampen Investments. The acquisition was announced in October 2009 and is expected to close in mid-2010. These costs are currently estimated to be less than $175 million, including those costs incurred in 2009, and are expected to continue to be incurred during 2010-2011. These charges reflect the legal, regulatory, advisory, valuation and other professional or consulting fees, general and administrative costs, including travel costs related to the transaction and the costs of temporary staff involved in executing the transaction, and the post closing costs of integrating the acquired business into the company’s existing operations including incremental costs associated with achieving synergy savings.

The acquisition is also expected to result in additional future amortization expenses in the range $25 - $35 million per year for approximately 8 years related to the finite-lived intangible assets that will be recorded at the closing date. The GAAP to non-GAAP adjustments will also include acquisition-related amortization charges related to previous business combinations, including the removal of the $20 million annual amortization of a prepaid compensation balance related to the W.L. Ross & Co. acquisition. This prepaid compensation expense will continue through 2010, and the acquisition-related asset will be fully amortized by the third quarter of 2011.

We believe it is useful to investors and other users of our financial statements to adjust for the transaction and integration charges and the amortization expenses in arriving at adjusted cash operating income, adjusted cash operating margin and adjusted cash EPS, as this will aid comparability of our results period to period, and aid comparability with peer companies that may not have similar acquisition-related charges.

While finite-lived intangible assets are amortized under GAAP, there is no amortization charge on goodwill and indefinite-lived intangibles. In certain qualifying situations, these can be amortized for tax purposes, generally over a 15-year period, as is the case in the U.S. These cash flows represent tax benefits that are not included in the Consolidated Statements of Income absent an impairment charge or the disposal of the related business. We believe it is useful to include these tax cash flow benefits in arriving at the adjusted cash EPS measure. The company receives these cash flow benefits but does not anticipate a sale or impairment of these assets in the foreseeable future, and therefore the deferred tax liability recognized under U.S. GAAP is not expected to be used either through a credit in the Consolidated Statements of Income or through settlement of tax obligations.

Consolidated Investment Products adjustments

In June 2009, the U.S. Financial Accounting Standards Board (FASB) issued Statement No. 167, “Amendments to FASB Interpretation No. 46(R)” (FASB Statement No. 167), now encompassed in the Accounting Standards Codification Topic 810. FASB Statement No. 167 is effective January 1, 2010. It will have a significant impact on the presentation of the company’s financial statements, since its provisions will require us to consolidate in our financial statements certain collateralized loan and debt obligation products (CLOs) with approximately $6 billion in AUM (at December 31, 2009). The company’s Consolidated Statements of Income will reflect the elimination of management and performance fees earned from these CLOs, while including their expenses, particularly the debt interest expenses. As shown above, these adjustments have been relatively small in recent years, as the company has been consolidating other investment products, primarily private equity funds, under existing U.S. GAAP guidance. However the additional consolidation of the CLOs will have an increased impact on the U.S. GAAP Consolidated Statements of Income.

Management believes that the consolidation of investment products may impact a reader’s analysis of our underlying results of operations and could result in investor confusion or the production of information about the company by analysts or external credit rating agencies that is not reflective of the underlying financial results of operations and financial condition of the company. Accordingly, Invesco will adjust operating revenues, operating income and operating margin for the impact of consolidated investment products in calculating the respective net revenues, adjusted cash operating income and adjusted cash operating margin.  The adjustments will add back the management and performance fees earned by Invesco from the consolidated products and remove the revenues and expenses recorded by the consolidated products that have been included in the U.S. GAAP Consolidated Statements of Income.

Deferred compensation plan adjustments

In 2009, Invesco introduced an incentive plan whereby certain of our investment team members can receive deferred cash compensation linked in value to the investment products being managed by the team. This is in lieu of share-based awards which were largely the only prior form of deferred compensation used by Invesco.

These new awards involve a return to the employee linked to the appreciation (depreciation) of specified investments, typically the funds managed by the employees. Invesco intends to economically hedge the exposure to market movements by holding these investments on its balance sheet. U.S. GAAP requires the appreciation (depreciation) in the compensation liability to be expensed over the award vesting period in proportion to the vested amount of the award as part of compensation expense. The full value of the investment appreciation (depreciation) is immediately recorded below operating income in other gains and losses. This creates a timing difference between the recognition of the compensation expense and the investment gain or loss impacting net income attributable to common shareholders and diluted EPS which will reverse over the life of the award and net to zero at the end of the multi-year vesting period. During periods of high market volatility these timing differences impact compensation expense, operating income and operating margin that, over the life of the award, will ultimately be offset by gains and losses recorded below operating income on the Consolidated Statements of Income.

Since these plans are economically hedged, management believes it is useful to reflect the offset ultimately achieved from hedging the investment market exposure in the calculation of adjusted cash operating income, adjusted cash operating margin and adjusted cash EPS to produce results that will be more comparable period to period. The related fund shares will have been purchased on or around the date of grant, eliminating any ultimate cash impact from market movements that occur over the vesting period. The non-GAAP measures will therefore exclude the mismatch created by differing U.S. GAAP treatments of the market movement on the liability and the investments.

No adjustments are being made for the 2009 and 2008 comparative non-GAAP measures presented above due to the relative insignificance of the amounts in those years.

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Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. By delivering the combined power of our distinctive worldwide investment management capabilities, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

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This release may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.